Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-34206, 33-79676, 333-106902, 333-30491, 333-82191 and 333-85114) of our report dated April 8, 2004 (except Note 2, as to which the date is April 13, 2005), with respect to the consolidated financial statements and schedule of PEMCO Aviation Group and Subsidiaries included in this Form 10-K for the years ended December 31, 2003 and 2002.

/s/ Ernst & Young LLP

Birmingham, Alabama

April 13, 2005